UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2014

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2014, W&T Offshore, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2014.

Proposal 1: To elect six directors to hold office until the 2015 Annual Meeting. All nominees were elected by the votes indicated.

Nominee	Voted For	Votes Withheld	Broker Non-Votes
Virginia Boulet	66,249,265	1,493,111	3,215,942
Robert I. Israel	67,336,282	406,094	3,215,942
Stuart B. Katz	66,633,008	1,109,368	3,215,942
Tracy W. Krohn	60,119,045	7,623,331	3,215,942
S. James Nelson, Jr.	67,340,886	401,490	3,215,942
B. Frank Stanley	66,616,128	1,126,248	3,215,942

Proposal 2: To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
56,747,668	10,937,971	56,737	3,215,942

Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ended December 31, 2014. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
70,825,444	129,932	2,942	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 7, 2014	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer